TENTH AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 14th day of November, 2012, to the Custody Agreement, dated as of April 6, 2011, as amended (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties to the Agreement desire to amend the fees of the Agreement and to add the Tortoise North American Energy Independence Fund and the Tortoise Energy Income Select Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit F of the Agreement is hereby superseded and replaced with Amended Exhibit F attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANK, N.A.

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Name: James R. Arnold	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Tortoise	1

Amended Exhibit F to the
Managed Portfolio Series Custody Agreement

Name of Series
Tortoise MLP & Pipeline Fund
Tortoise North American Energy Independence Fund
Tortoise Energy Income Select Fund
Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at November, 2012

Annual Fee Based Upon Market Value Per Fund
Domestic:  […]basis points on average daily market value
Canadian:  […]basis points on average daily market value
Minimum annual fee per fund - $[…]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[…]/book entry DTC transaction
$[…]per transaction through Federal Reserve
$[…]per transaction for GIC contracts/Physical Securities
$[…]per option contract
$[…]per paydown on mortgage backed securities
$[…]per Fed wire charge on Repurchase Agreement collateral in/out
$[…]per incoming wire transfers
$[…]per outgoing wire transfers
$[…]per dividend reinvestment
$[…]per futures contracts
$[…]per Canadian Trade

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus […].

Chief Compliance Officer Support Fee
▪ $[…]/year (Waived)

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Fees are billed monthly

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Amended Exhibit F.

Tortoise Capital Advisors, L.L.C.

By:  /s/ P. Bradley Adams

Printed Name:  P. Bradley Adams

Title:  Director of Financial Operations
Tortoise	2

Amended Exhibit F (continued) to the Managed Portfolio Series Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE November, 2012
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[…]	[…]	Lithuania	All	[…]	[…]
Australia	All	[…]	[…]	Luxembourg	All	[…]	[…]
Austria	All	[…]	[…]	Malaysia	All	[…]	[…]
Bahrain	All	[…]	[…]	Mali*	All	[…]	[…]
Bangladesh	All	[…]	[…]	Malta	All	[…]	[…]
Belgium	All	[…]	[…]	Mauritius	All	[…]	[…]
Benin*	All	[…]	[…]	Mexico	All	[…]	[…]
Bermuda	All	[…]	[…]	Morocco	All	[…]	[…]
Botswana	All	[…]	[…]	Namibia	All	[…]	[…]
Brazil	All	[…]	[…]	Netherlands	All	[…]	[…]
Bulgaria	All	[…]	[…]	New Zealand	All	[…]	[…]
Burkina Faso*	All	[…]	[…]	Niger*	All	[…]	[…]
Canada	All	[…]	[…]	Nigeria	All	[…]	[…]
Cayman Islands*	All	[…]	[…]	Norway	All	[…]	[…]
Channel Islands*	All	[…]	[…]	Oman	All	[…]	[…]
Chile	All	[…]	[…]	Pakistan	All	[…]	[…]
China“A” Shares	All	[…]	[…]	Palestinian Autonomous Area*	All	[…]	[…]
China“B” Shares	All	[…]	[…]	Peru	All	[…]	[…]
Columbia	All	[…]	[…]	Philippines	All	[…]	[…]
Costa Rica	All	[…]	[…]	Poland	All	[…]	[…]
Croatia	All	[…]	[…]	Portugal	All	[…]	[…]
Cyprus*	All	[…]	[…]	Qatar	All	[…]	[…]
Czech Republic	All	[…]	[…]	Romania	All	[…]	[…]
Denmark	All	[…]	[…]	Russia	Equities/Bonds	[…]	[…]
Ecuador	All	[…]	[…]	Russia	MINFINs	[…]	[…]
Egypt	All	[…]	[…]	Senegal*	All	[…]	[…]
Estonia	All	[…]	[…]	Serbia*	All	[…]	[…]
Euromarkets(3)	All	[…]	[…]	Singapore	All	[…]	[…]
Finland	All	[…]	[…]	Slovak Republic	All	[…]	[…]
France	All	[…]	[…]	Slovenia	All	[…]	[…]
Germany	All	[…]	[…]	South Africa	All	[…]	[…]
Ghana	All	[…]	[…]	South Korea	All	[…]	[…]
Greece	All	[…]	[…]	Spain	All	[…]	[…]
Guinea Bissau*	All	[…]	[…]	Sri Lanka	All	[…]	[…]
Hong Kong	All	[…]	[…]	Swaziland	All	[…]	[…]
Hungary	All	[…]	[…]	Sweden	All	[…]	[…]
Iceland	All	[…]	[…]	Switzerland	All	[…]	[…]
India	All	[…]	[…]	Taiwan	All	[…]	[…]
Indonesia	All	[…]	[…]	Thailand	All	[…]	[…]
Ireland	All	[…]	[…]	Togo*	All	[…]	[…]
Israel	All	[…]	[…]	Trinidad & Tobago*	All	[…]	[…]
Italy	All	[…]	[…]	Tunisia	All	[…]	[…]
Ivory Coast	All	[…]	[…]	Turkey	All	[…]	[…]
Jamaica*	All	[…]	[…]	UAE	All	[…]	[…]
Japan	All	[…]	[…]	United Kingdom	All	[…]	[…]
Jordan	All	[…]	[…]	Ukraine	All	[…]	[…]
Kazakhstan	All	[…]	[…]	Uruguay	All	[…]	[…]
Kenya	All	[…]	[…]	Venezuela	All	[…]	[…]
Latvia	Equities	[…]	[…]	Vietnam*	All	[…]	[…]
Latvia	Bonds	[…]	[…]	Zambia	All	[…]	[…]
Lebanon	All	[…]	[…]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Tortoise	3

Amended Exhibit F (continued) to the Managed Portfolio Series Custody Agreement

Annual Base Fee:

$[…] Annual Base Fee 1. 0-9 Global Holdings 2. Canadian Transaction Fee $[…] 3. Canadian Market Value Charge 1.5 bps Any other countries are TBD.	$[…]Annual Base Fee 1. 10 or more Global Holdings 2. Standard Global Custody Fee Schedule Applies

▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[…].

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[…] per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Tortoise	4